EXHIBIT 23.1

                            DeGoyler and MacNaughton
                       4925 Greenville Avenue, Suite 400
                               One Energy Square
                              Dallas, Texas 75206


                                 August 4, 2003


Denbury Resources Inc.
5100 Tennyson Parkway, Ste. 3000
Plano, Texas  75024

Ladies and Gentlemen:

We consent to the use of the name DeGoyler and MacNaughton in the Registration Statement on S-3 to be filed with the Securities and Exchange Commission on or about August 5, 2003. We further consent to references to our "Appraisal Report as of December 31, 2002 on Certain Properties owned by Denbury Resources Inc. SEC Case," "Appraisal Report as of December 31, 2001 on Certain Properties owned by Denbury Resources Inc. SEC Case," and "Appraisal Report as of December 31, 2000 on Certain Properties owned by Denbury Resources Inc. SEC Case," (our Reports), information taken from our Reports, and references to DeGoyler and MacNaughton in the Denbury Resources Inc. Form 10-K for the fiscal year ending December 31, 2002, which is incorporated by reference in the Form S-3.


                                                   Very truly yours,



                                                   /s/ DeGolyer and MacNaughton

                                                   DeGOLYER and MacNAUGHTON